Exhibit 99.2

Independent Accountants’ Review Report

To the Members of

Quail Run Services, LLC

Houston, Texas

We have reviewed the accompanying financial statements of Quail Run Services, LLC (a Texas limited liability company), which comprise the balance sheets as of September 30, 2017 and 2018, and the related statements of income, changes in members’ capital and cash flows for the nine months then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

/s/ Jain & Jain, P.C.

Sugar Land, Texas

December 10, 2018

Quail Run Services, LLC

Balance Sheet

September 30,	2018	2017

Assets
Current assets
Cash and cash equivalents	$150,746	363,462
Accounts receivable-trade (Notes 3 and 5)	1,463,969	1,106,825
Unbilled revenues	112,655	53,692
Prepaid expenses (Note 6)	61,857	62,041
Other receivables	-	631

Total current assets	1,789,227	1,586,651

Property and equipment, net (Notes 2 and 3)	1,713,399	1,716,604

Other assets

Permits, net of accumulated amortization of $64,209 for 2018 and $51,252 for 2017	73,070	36,713

Total other assets	73,070	36,713

	$3,575,696	3,339,968

See notes and independent accountants’ review report

Quail Run Services, LLC

Balance Sheet (Continued)

September 30,	2018	2017

Liabilities and Members’ Capital
Current liabilities
Current maturities of note payable - bank (Note 3)	$90,000	86,000
Accounts payable	4,300	25,415
Note payable - insurance (Note 4)	3,884	-
Taxes and other payables	18,284	23,467

Total current liabilities	116,468	134,882

Long-term debt
Note payable - bank, net of current maturities (Note 3)	94,644	191,495
Total long-term debt	94,644	191,495

Total liabilities	211,112	326,377

Commitments & contingencies (Note 7)

Members’ capital	3,364,584	3,013,591

	$3,575,696	3,339,968

See notes and independent accountants’ review report

Quail Run Services, LLC

Statement of Income

For the Nine Months Ended September 30,	2018	2017

Revenues
Wastewater treatment and disposal services (Note 5)	$6,833,875	3,957,068

Cost of operations
Cost of revenues, including depreciation of $137,051 in 2018 and $130,957 in 2017 (Note 6)	1,783,116	1,450,274
Selling, general and administrative expenses	566,008	403,269
Depreciation and amortization	55,224	44,857

Total cost of operations	2,404,348	1,898,400

Operating income	4,429,527	2,058,668

Other expenses
Interest expense	9,631	11,342
Loss on sale/disposition of assets	2,239	-

Total other expenses	11,870	11,342

Net income	$4,417,657	2,047,326

See notes and independent accountants’ review report

Quail Run Services, LLC

Statement of Changes in Members’ Capital

For the Nine Months Ended September 30,	2018	2017

Members’ capital, beginning balance	$2,978,927	2,126,265

Net income	4,417,657	2,047,326

Distributions	(4,032,000)	(1,160,000)

Members’ capital, ending balance	$3,364,584	3,013,591

See notes and independent accountants’ review report

Quail Run Services, LLC

Statement of Cash Flows

For the Nine Months Ended September 30,	2018	2017

Cash flows from operating activities
Net income	$4,417,657	2,047,326
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation and amortization	192,276	175,814
Loss on sale/disposition of assets	2,239	-
Changes in operating assets and liabilities:
Accounts receivable-trade	(334,805)	(591,785)
Unbilled revenues	(21,683)	(20,884)
Prepaid expenses	34,562	35,115
Other receivables	873	-
Accounts payable	(12,725)	(24,070)
Taxes and other payables	(394)	11,289

Net cash provided by/(used in) operating activities	4,278,000	1,632,805

Cash flows from investing activities
Permits	(49,315)	-
Purchase of property and equipment	(159,619)	(30,849)

Net cash provided by/(used in) investing activities	(208,934)	(30,849)

Cash flows from financing activities
Increase/(decrease) in note payable insurance	(37,590)	(39,797)
Payments on notes payable	(64,832)	(54,768)
Distributions	(4,032,000)	(1,160,000)

Net cash provided by/(used in) financing activities	(4,134,422)	(1,254,565)

Net increase (decrease) in cash and cash equivalents	(65,356)	347,391
Cash and cash equivalents at the beginning of the period	216,102	16,071

Cash and cash equivalents at the end of the period	$150,746	363,462
Supplemental Cash Flow Information
Interest paid during the period	$9,631	11,390

See notes and independent accountants’ review report

Quail Run Services, LLC

Notes to Financial Statements

September 30, 2017 and 2018

1. Organization and Summary of Significant Accounting Policies

Organization – Quail Run Services, LLC (a Texas limited liability company) (“QRS”; the “Company”) was formed on August 18, 2011 and operates domestic wastewater treatment facilities specifically focused on wastewater generated on well site locations. Land and equipment are leased. The Company’s state licensed facilities are designed to properly treat domestic wastewater and then discharge/reuse the processed effluent that meets or exceeds state provided effluent parameters. Currently, QRS provides treatment and disposal services for only the sewage wastewater from its five oil field locations in the Permian Basin and Eagle Ford Shale areas in the state of Texas. There is a single class of membership with each member having limited liability.

On October 2, 2018, the members of the Company (“Sellers”) entered into a Purchase Agreement with Sprint Energy Services, LLC, a Delaware limited liability company (“SES” / the “Buyer”) under which the Buyer acquired from the Sellers all of their issued and outstanding membership interests of QRS for $40,000,000, including earn-out of $15,000,000 (to be recognized when received in the future) receivable by the Sellers in future years subject to achievability of certain profitability milestones specified under the purchase agreement.

The following is a summary of significant accounting policies applied in the preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America.

Subsequent events – The Company has evaluated all events and transactions that occurred after the balance sheet dates through December 10, 2018, the date the financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent event except the sale of its membership interests to SES as stated above.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities that exist at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents – For the purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable-trade – Management periodically reviews all accounts receivable to determine if any are considered uncollectible based upon the age of the receivable and the credit worthiness of the parties involved. The Company’s management has determined that no allowance is necessary at September 30, 2017 and 2018, based upon a review of outstanding receivables, historical collection information, and existing economic conditions recognized at the time of revenue recognition.

Property, equipment, and depreciation – Property and equipment are recorded at cost. Major improvements greater than $2,500 are capitalized while replacements and repairs which do not extend the lives of the assets are expensed currently. The Company follows the policy of providing straight-line depreciation over the estimated useful lives of five to twenty years. Costs of the assets sold or retired, and the related accumulated depreciation are eliminated from accounts in the year of sale or retirement and resulting gains or losses are recognized.

Quail Run Services, LLC

Notes to Financial Statements

September 30, 2017 and 2018

Long-lived assets – The Company’s long-lived assets are reviewed for impairment in accordance with the guidance of the financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360-10, Property, Plant, and Equipment, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. The Company has determined that there were no impairment losses for the nine months ended September 30, 2017 and 2018.

Permits – The Company incurs costs to obtain permits from the Texas Commission on Environmental Quality for the authorization to treat wastewater and discharge waste from each of their leased wastewater treatment facilities, as well as subsequent costs required to maintain the permits. These permit costs are amortized over the term of the permit period on a straight-line basis which estimates five to ten years.

Revenue recognition – QRS is a provider of wellsite sewage treatment services. The customers are billed per gallon of oilfield wastewater delivered to the Company for treatment. The selling price is negotiated on a customer by customer and site by site basis. Revenue is generally recognized once the following four criteria are met: (i) persuasive evidence of an agreement exists; (ii) the wastewater has been delivered to the Company for treatment; (iii) the price of the treatment service is fixed and determinable; and (iv) collection of the amounts due is reasonably assured.

Fair value of financial instruments – The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at September 30, 2017 and 2018, do not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

Income taxes – The Company was formed as a limited liability company. In lieu of corporate income taxes, the members are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company is subject to a gross margin tax for activities in Texas. The tax is calculated by applying a tax rate to a base that considers both revenues and expenses and therefore has characteristics of income tax. For the nine months ended September 30, 2017 and 2018, the Company recorded liabilities for Texas State Margin Tax, which approximated $12,000 and $17,000, respectively.

The Company follows guidance issued by the FASB which clarifies accounting for uncertainty in income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. The income tax position taken by the Company for any years open under various statutes of limitations is that the Company continues to be exempt from federal income taxes by virtue of being a pass-through entity. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefits of this income tax position (no federal income tax expense or liability) has been recognized for the months ended on or before September 30, 2017 and 2018.

Quail Run Services, LLC

Notes to Financial Statements

September 30, 2017 and 2018

In accordance with this guidance, the Company has elected to record income tax related interest and penalties, if any, as a component in the provision of income tax expense. For the nine months ended September 30, 2017 and 2018, the Company incurred no income tax related interest or penalties. The Company completed its analysis of its tax positions and believes there are no uncertain tax positions that would require recognition in the financial statements as of September 30, 2017 and 2018. The Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within the next twelve months.

2. Property and Equipment

The cost and estimated lives of property and equipment at September 30, 2017 and 2018 are summarized as follows:

	Lives-Years	September 30, 2017	September 30, 2018
Office equipment	5	$7,632	$7,632
Plant equipment	5	86,479	181,663
Trailer	5	162,777	162,777
Vehicle	5	30,659	73,843
Generator	10	63,815	63,815
Leasehold improvements	15-20	2,255,191	2,315,295
		2,606,553	2,805,025
Less: accumulated depreciation		(889,949)	(1,102,361)
Add: construction in progress		-0-	10,735
Property and equipment, net		$1,716,604	$1,713,399

3. Note Payable – Bank

Due to a bank. The note is secured by certain accounts, equipment and personal guarantees by the previous members of the Company. The note was payable in monthly installments of $8,109 including interest at a rate of 4.85% per annum through September 2020. The following table summarizes the principal amounts due in future years as per the note agreement. However, as part of the sale of its membership interests stated in Note 1, the Company paid off the entire balance outstanding on this note as of October 2, 2018 which aggregated to $185,186.

Year ending September 30,	September 30, 2017	September 30, 2018
2018	$86,000	$-0-
2019	90,000	90,000
2020	101,495	94,644
Total	$277,495	$184,644

Quail Run Services, LLC

Notes to Financial Statements

September 30, 2017 and 2018

4. Note Payable – Insurance

The Company financed the insurance premium payable under its various insurance policies. The premiums financed for the policy period 2017-2018 was payable in monthly installments of $3,907 including interest at the rate of 7.2% per annum through December 2018. However, as part of the sale of its membership interests stated in Note 1, the Company paid off the entire balance outstanding on this note as of October 2, 2018 which aggregated to $3,884.

5. Concentrated Credit Risk

The Company derived approximately 38% and 34% of its revenues from three customers for the nine months then ended September 30, 2017 and 2018, respectively. These customers made up 36% and 42% of the total accounts receivable as of September 30, 2017 and September 30, 2018, respectively. The Company operates domestic wastewater treatment facilities specifically focused on wastewater generated on well site locations in the Permian Basin and Eagle Ford Shale. Consequently, the Company’s ability to collect the amount due from customers may be affected by economic fluctuations in the industries or in the areas in which it operates.

The Company believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position or results of operations: changes in the overall demand for services offered by the Company; changes in customer relationships; changes in interest rates; fluctuation in oil drilling and/or fracking activities in Permian Basin and Eagle Ford Shale; fluctuation in overall oil prices; availability and cost of business insurance; and risks associated with changes in domestic economy and/or regulations.

Financial instruments that potentially subject the Company to credit risk are cash and cash equivalents and accounts receivable-trade. Cash balances are maintained in financial institutions which at times exceed federally insured limits. The Company monitors the financial condition of the financial institutions in which accounts are maintained and has not experienced any losses in such accounts. The Company performs ongoing credit evaluations as to the financial condition of its customers with respect to trade receivables. Generally, no collateral is required as a condition of services performed.

6. Related Party Transactions

As stated above, QRS is a provider of wellsite sewage treatment services. The Company leases the wastewater treatment plants at four of its facilities from AUC Group, L.P. (“AUC”), a related party which is approximately 5% owned by one of the previous members of the Company. The Company has a capacity lease agreement with another related entity for one of its locations wherein the related entity owns the wastewater treatment plant. At this location, the Company leases expansion equipment for the plant from AUC. The management has indicated that all transactions and terms of this leasing arrangement with the related parties are at arm’s length. For the nine months ended September 30, 2017 and 2018, the Company paid approximately $393,000, and $324,000, respectively, in lease and capacity payments for such wastewater treatment plants at all its treatment facilities. The Company also paid approximately $11,000 and $15,000 during the nine months ended September 30, 2017 and 2018, respectively, for expenses relating to the processing of wastewater discharge permits and equipment related to the leased facilities.

Quail Run Services, LLC

Notes to Financial Statements

September 30, 2017 and 2018

As part of the lease agreements with AUC for all its locations, the Company paid $50,336 in advance lease rentals to AUC for the last month of the lease agreement period, which is reflected as prepaid expenses in the accompanying balance sheet as of September 30, 2017 and 2018.

Also, one of the parcels of land on which QRS operates its treatment facilities is personally owned by one of the previous members of QRS and is currently provided rent-free.

7. Commitments & Contingencies

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Management does not believe that the outcome of any of those matters will have a material adverse effect on the Company’s financial position, operating results, or cash flows.

As stated in Note 6, QRS has leases related to its wastewater treatment plants, at all of its treatment facilities, with AUC, a related party. The Company leases wastewater capacity at one of its locations from another related entity. The table below summarizes the minimum future lease payments payable to these related entities under the lease agreements:

Year ending September 30,	September 30, 2017	September 30, 2018
2018	$324,000	$-0-
2019	168,000	168,000
2020	36,000	36,000
2021	36,000	36,000
Total	$564,000	$240,000

As stated above, QRS is a provider of wellsite sewage treatment services at five locations in Permian Basin and Eagle Ford Shale. The Company leases the land on four of these locations which these facilities operate, and as such, has entered into various land lease agreements with third parties that mature at various dates through 2021, with options to extend for an additional 5 years.

Under these land lease agreements, the Company is required to pay, as royalties in lieu of land lease rent, a percentage, varying between 5%-10%, of the gross revenues generated at its treatment facilities. These land lease payments are dependent on certain thresholds stipulated under the lease agreements relating to the price per gallon being charged by QRS to its customers and the price per barrel of crude oil staying at or above a predetermined price level. For the nine months ended September 30, 2017 and 2018, the Company incurred land lease expenses to third parties of approximately $158,000 and $315,000, respectively.